Exhibit 10.60




                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM

                             AMENDMENT TO LEASE # 8


In connection with a lease currently in effect between the parties at 100 Sylvan Road, Suites 100, 110, 550, 575, P-100, P-200 and the outside area described in Amendment to Lease #7, Woburn, Massachusetts, executed on January 24, 1996 and terminating February 28, 2001, and in consideration of the mutual benefits to be derived here from, Cummings Properties, LLC, LESSOR, and Boston Communications Group, Inc., LESSEE, hereby agree to amend said lease as follows:

1. Effective April 1, 2000, the size of the leased premises was decreased by approximately 165 square feet (including 3.25% common area), from approximately 38,970 square feet (including 3.25% common area), to a new total of approximately 38,805 square feet (including 3.25% common area), with the relinquishment of the hatched area shown on the attached plan dated June 23, 2000. (In addition, the leased premises also includes approximately 3,955 square feet of outside area.) Accordingly, a rent credit of $726 for the period from April 1, 2000 to July 30, 2000, shall be applied towards rent for August 2000, and the base rent has been adjusted below to reflect this change on a continuing basis.

2. In addition, as of the effective date of this amendment, the size of the leased premises is hereby increased by approximately 3,465 square feet (including 3.25% common area), from approximately 38,805 square feet (Including 3.25% common area) with the addition of 100 Sylvan Road, Suite 625 ("Suite 625") as shown on the attached plan dated June 22, 2000. The leased premises now consists of a new total of approximately 42,270 square feet (including 3.25% common area) and approximately 3,955 square feet of outside area.


3. The security deposit is hereby increased by $27,500 from $80,000 to a new total of $107,500. LESSOR shall transfer to the lease $27,500 of the $67,900 security deposit held by LESSOR under a prior lease between the parties at 100 Sylvan Road, Suite G-600 and shall refund to LESSEE the $40,400 remaining security deposit balance, less any deductions which may be made in accordance with said prior lease.

4. The amendment shall be contingent on the full execution of a lease between LESSOR and National Leisure Group, Inc. for the ground floor portion of 100 Sylvan Road, Suite G-600.

5. Provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payments, LESSEE shall have the one-time right of first lease of approximately 15,999 square feet (including 3.25% common area) of additional space at 100 Sylvan Road, Suite G-600 and or approximately 5,375 square feet (including 3.25% common area) of additional space at 100 Sylvan Road, Suite 500 at LESSOR's then current published rental rate for said spaces as each becomes available for lease directly from LESSOR, subject to the right of the current lessees (if any) to extend or otherwise renegotiate their leases. In both cases, LESSEE shall have 48 hours from receipt of notice from LESSOR of said availability to execute LESSOR's then current standard form lease or amendment to lease for said additional spaces. If in either case LESSOR fails to notify LESSEE of the availability of said spaces and leases said spaces to others, and if LESSEE notifies LESSOR of its desire to lease either such space and immediately executes LESSOR's then current standard form lease for such space, then LESSOR shall have 60 days to relocate the other party. If in either case LESSOR fails to relocate the other party within said 60 day relocation period and execute the new lease or amendment to lease with LESSEE, then LESSEE may elect, by serving LESSOR written notice within 30 days after expiration of the relocation period, to occupy a similar amount of additional space on a no-charge basis until such time as LESSOR delivers possession of the suite in question. This shall be LESSEE's exclusive remedy for any failure by LESSOR to deliver possession of the corresponding suites or any breach by LESSOR of the provisions of this section. Time is of the essence.


6. In the event 100 Sylvan Road, Suite G-600 becomes available for lease directly from LESSOR and LESSEE does not exercise LESSEE's right of first lease as described above, LESSOR may decrease the size of the leased premises by 3,465 square feet (including 3.25% common area) by taking back possession of 100 Sylvan Road, Suite 625, for any reason or no reason at all, by serving LESSEE with 30 days prior written notice to the effect. In the event LESSOR elects to take back Suite 625, the annual base rent for the then remaining lease term shall be decreased by $49,654, the adjusted base rent shall be recalculated based on this decreased annual base rent, and LESSEE shall vacate Suite 625 within said 30-day notice period. Any extended occupancy of said facility beyond this required date for vacating shall be governed by Section 21 of the lease. LESSEE shall upon vacating be responsible for any damage to Suite 625 in accordance with the lease and shall promptly pay any just invoice therefor. Time is of the essence.

7. Pursuant to Section 3 of Amendment to Lease #7 dated October 18, 1999, LESSEE shall complete the modifications to the outside area by September 30, 2000.

This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $148,167 annually, from a total of $501,085.37 to a new annual total of $649,252.37 or $54,104.36 per month. Annual base rent for purposes of computing any future escalations thereon shall be $587,558.71. The amendment shall be effective July 30, 2000 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 20th days of July, 2000.

LESSOR:  Cummings Properties, LLC     LESSEE:  Boston Communications Group, Inc


By:  s/s  Douglas Stephens            By:  s/s Fritz  von Mering
     -------------------------------  -----------------------------

 .

                             CUMMINGS PROPERTIES,LLC
                                  STANDARD FORM

                                LEASE TERMINATION


In connection with a lease currently in effect between the parties at 100 Sylvan Road, Suite G-600, Woburn, Massachusetts, executed on June 3, 1999 and terminating June 30, 2004, and in consideration of one dollar ($1.00) and other mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Boston Communications Group, Inc., LESSEE, hereby agree to terminate said lease as follows:

1.       The Effective Date of the termination agreement shall be July 30, 2000.
                                                                  -------------

2. On or before the Effective Date, LESSEE will surrender the leased premises to LESSOR as provided in Sections 10 and 27 of the lease vacant and in good order and condition, ordinary wear and tear only excepted. LEESSEE and LESSOR agree that time is of the essence.

3. As of the Effective Date, the lease shall be canceled and terminated and of no further force or effect, as if said date was the date originally provided for the expiration of the lease, and LESSEE shall release LESSOR and the owner (OWNER) of the building of which the leased premises are a part from any and all damages, liabilities, obligations, claims and causes of action arising in any way out of the lease or LESSEE's occupancy of the leased premises, and agrees not to commence any lawsuit against LESSOR or OWNER in connection with any such matter.

4. LESSEE shall indemnify and hold LESSOR and OWNER harmless from any losses incurred by LESSOR as a result of LESSEE's failure to vacate the leased premises on or before the Effective Date, from any losses incurred by LESSOR on account of the condition of the leased premises and from any claim brought by third parties against LESSOR, OWNER or LESSEE in connection with the lease or LESSEE'S OCCUPANCY OF THE LEASED PREMISES.

5. Upon execution of this agreement, LESSEE agrees to forfeit the security deposit and to pay to LESSOR the additional sum of THIS PARAGRAPH DOES NOT APPLY dollars.

6. In addition to any other amount due hereunder and notwithstanding any statement herein to the contrary, LESSEE shall pay LESSOR any additional rent owing due to any increase in real estate taxes as provided in Section 4 of the lease and any other charges incurred through the Effective Date.

7. If LESSEE fails to comply satisfactorily with all the terms herein, LESSOR shall have the right, without notice, to declare this agreement null and void, and any payments made hereunder shall then be applied in full to rental payments due or to any subsequent judgment awarded under the lease. In that event, this agreement shall not be used in any way to prejudice or mitigate LESSOR's claim and shall not be construed as anything other than a good faith effort to compromise.

8. This agreement shall be binding upon all the parties to the lease, their legal representatives, successors and assigns.

9. This Lease Termination shall be contingent on the full execution of an amendment between LESSEE and LESSOR adding 100 Sylvan Road, Suite 625 to a separate lease between parties.

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In Witness  Whereof,  LESSOR and LESSEE have hereunto set their hands and common seals this 20th day of July, 2000.

LESSOR:  Cummings Properties, LLC   LESSEE:  Boston Communications Group, Inc.



By:  s/s  Douglas Stephens                         By:  s/s   Fritz  von Mering
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